                                                                      Exhibit 28
                         REGISTRATION RIGHTS AGREEMENT

================================================================================

                         REGISTRATION RIGHTS AGREEMENT

================================================================================


         This Registration Rights Agreement, dated as of January 4, 1994 (this "Agreement"), is made by and among First Tennessee National Corporation ("FTNC") and the persons listed on the signature pages hereto (the "Shareholders").

                                    RECITAL

         This Agreement is being entered into pursuant to the Agreement and Plan of Merger dated as of November 3, 1993, between FTNC, First Tennessee Bank National Association, SNMC Management Corporation ("Management") and Sunbelt National Mortgage Corporation (The "Merger Agreement"), as amended. As a condition to the closing of the merger of First Tennessee Interim Corporation with and into Management pursuant to the Merger Agreement, FTNC has agreed to provide registration rights with respect to the shares of common stock, par value $2.50 per share (the "Stock"), of FTNC to be issued to the Shareholders as consideration pursuant to the Merger Agreement, as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                 (a) "Affiliate," with respect to any company, shall mean any company controlling controlled by or under common control with such company.

                 (b)      "CIVC" shall mean Continental Illinois Venture
Corporation.

                 (c) "Closing Date" shall mean the Closing Date specified in the Merger Agreement.

                 (d) "Commission" shall mean the Securities and Exchange Commission created under the Exchange Act, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose, then "Commission" shall mean the body performing such duties at such time.

                 (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, and the rules and regulations promulgated thereunder, all as the same shall be amended from time to time.

                 (f) "Offering" shall mean the offering or sale of shares of Stock by one or more Shareholders pursuant to the Registration Statement (as defined below) in accordance with the intended methods and timing of disposition by Shareholders as set forth in the Registration Statement.

                 (g) "Person" shall mean an individual, corporation, association, partnership, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency.

                 (h) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

                 (i) "Selling Shareholder" shall mean a Shareholder selling shares of Stock in an Offering.

         2. Registration Under the Securities Act. Not later than ten (10) business days after the Closing Date, FTNC shall file a "shelf" registration statement (the "Registration Statement") providing for the sale by the Shareholders (individually or collectively) of the Stock, pursuant to Rule 415 of the Commission under the Securities Act, and/or any similar rule that may be adopted by the Commission, with respect to all of the Stock. FTNC agrees to use its best efforts to cause the Registration Statement to be effective on or about the first day a person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) could sell Stock without disqualifying the merger for pooling-of-interests accounting treatment, which in general is the period ending at the time of publication of financial results covering at least thirty
(30) days of combined operations of FTNC and Management within the meaning of
Section 201-01 of the Commission's Codification of Financial Reporting Policies and to keep such Registration Statement continuously effective until the earliest of (i) two (2) years from the date the Registration Statement is declared effective by the Commission, (ii) the completion of five (5) Offerings under the Registration Statement, or (iii) the date as of which fewer than ten percent (10%) of the initial number of shares of the Stock are held by the Shareholders.

         3. Procedures for Offerings. (a) At any time after the Registration Statement is declared effective by the Commission, upon not less than eight (8) days' prior written notice ("Notice") one or more of the Shareholders may notify FTNC in writing of their intent to participate as Selling Shareholders in an Offering to be completed within twenty-one (21) days following the date that any supplements to the Registration Statement and prospectus are made and the Offering commences (the "Offering Period"); provided, however, if such notice is given to FTNC by a Shareholder other than CIVC, such Shareholder shall provide notice to CIVC, simultaneously with its notice to FTNC, and CIVC





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
shall have the right to object to, by written notice to the Selling Shareholder and FTNC within five (5) days of receipt of the Notice, or participate in the proposed Offering, in its sole and absolute discretion. In the event that CIVC exercises its right to object to the proposed Offering, the Selling Shareholder and FTNC shall not proceed with such proposed Offering.

                 (b) Each Notice delivered to FTNC pursuant to Section 3(a) hereto shall specify the number of shares of Stock intended to be offered and sold by the Selling Shareholder(s), shall express the present intent of such Selling Shareholder(s) to offer such shares for sale, shall describe the nature or method of the proposed offering, including whether such Offering shall be underwritten and naming the underwriter(s) if known, and shall contain an undertaking of the Selling Shareholder(s) to provide all information and materials and take all other action as may be required in order to permit FTNC to comply with all applicable requirements of the Commission.

                 (c) At any time after receipt of Notice of a proposed Offering and prior to the end of the Offering Period, FTNC may by notice (a "Blackout Notice") to the Selling Shareholders, and any underwriters, postpone completion of the Offering (i) for a period of up to sixty (60) days in connection with any matter referred to in Section 4(d)(v)(B) (the "Blackout Period"); or (ii) for such shorter period as is reasonably necessary to take any action required as a result of an event referred to in Section 4(d)(ii),
(iii), (iv) or (v)(A). Unless FTNC delivers a Blackout Notice as provided above, in the event that an Offering shall not be completed within the respective Offering Period, FTNC shall be under no further obligation to effect such Offering hereunder.

                 (d) If FTNC shall provide the Selling Shareholders with a Blackout Notice during any Offering Period, at such time as the events or circumstances which necessitated the Blackout Notice cease to exist, FTNC shall notify the Selling Shareholder(s) of such fact.

                 (e) The Selling Shareholder(s) hereby agree to notify FTNC if the number of shares of Stock intended to be offered pursuant to an Offering are sold prior to the end of the respective Offering Period which notice shall terminate the Offering Period.

         4. Registration Procedures. In connection with FTNC's obligations pursuant to Sections 2 and 3 hereof, FTNC shall:

                 (a) prepare and file with the Commission the Registration Statement on Form S-3 (or any other form for with FTNC is eligible and which will permit distribution of the Stock in the manner contemplated hereby) and use its best efforts to cause the Registration Statement to become effective as soon as practicable thereafter:

                 (b) prepare and file with the Commission such amendments and supplements to the Registration Statement or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of the





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Registration Statement for the applicable period specified in Section 2 hereof, and comply with the provisions of the Securities Act with respect to each offering made during such applicable period;

         (c) provide the Shareholders and any underwriters to be included in the Registration Statement hereunder (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act) of the securities being sold and counsel for such underwriters the opportunity to participate in the preparation of the Registration Statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and, subject to the execution of confidentiality agreements in a form or forms reasonably satisfactory to FTNC, make available for inspection by such persons such financial and other information, books and records of FTNC, and cause the officers, directors and employees of FTNC, and counsel and independent certified public accountants of FTNC, to respond to such inquiries, as shall be reasonably necessary, in the opinion of counsel to the Shareholders and any such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

         (d) promptly notify the Shareholders and the managing underwriters, if any, of the securities being sold and (if requested by any such person) confirm such advice in writing, (i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional or supplemental information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by FTNC of any notification with respect to the suspension of the qualification of the Stock sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which such Registration Statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they are made and FTNC shall promptly prepare a supplement or amendment to such prospectus or Registration Statement so that such prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that FTNC is in possession of material information that it deems advisable not to disclose in a registration statement;

         (e) promptly notify the Shareholders of, and make reasonable efforts to obtain the withdrawal at the earliest possible date of, any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto;





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                 (f)      if requested by any Selling Shareholder, promptly
incorporate in a prospectus supplement or post-effective amendment such information as such Selling Shareholder or such managing underwriter or underwriters specify should be included therein relating to the Offering, including, without limitation, information with respect to the number of shares of Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Stock to be sold in such Offering, except to the extent that FTNC is advised in a written opinion of counsel that the inclusion of such information is reasonably likely to violate applicable securities laws; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                 (g) furnish to each Selling Shareholder and each underwriter, if any, of the securities being sold such number of copies of the Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement and such other documents as any Selling Shareholder and such underwriter, if any, may reasonably request in order to facilitate the disposition of the Stock being offered; FTNC consents to the use of the prospectus or any amendment or supplement thereto by each Selling Shareholder, and the underwriters, if any in connection with the Offering solely covered by such prospectus or any supplement or amendment thereto;

                 (h) use its best efforts to (i) register or qualify the Stock and each Offering under such other securities laws or Blue Sky laws of such jurisdictions as any Selling Shareholder shall reasonably request, (ii) take any and all such actions as may be reasonably necessary or advisable to enable any Selling Shareholder and each underwriter, if any, of Stock being sold to consummate such Offering in such jurisdictions of such Stock; provided, however, that FTNC shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this
Section 4(h) or (B) consent to general service of process in any such jurisdiction;

                 (i) use its best efforts to cause all of the Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of FTNC to allow consummation of each Offering;

                 (j) cause all such shares of Stock to be listed on each securities exchange on which similar securities issued by FTNC are then listed; and

                 (k) cooperate with each Selling Shareholder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Stock to be sold in an Offering.

         FTNC may require any Selling Shareholder and any underwriter to furnish to FTNC





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such information regarding such Selling Shareholder and the distribution of
Stock as FTNC may from time to time reasonably request in order to comply with the Securities Act. Each Shareholder, on behalf of itself, its Affiliates and any underwriter, agrees to notify FTNC as promptly as practicable of any inaccuracy or change in information previously furnished by them to FTNC or of the happening of any event in either case as a result of which any prospectus contains an untrue statement of a material fact regarding any Shareholder or the distribution of such Stock or omits to state any material fact regarding any Seller or the distribution of such Stock required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to furnish promptly to FTNC any additional information required to correct or update any previously furnished information or required so that such prospectus shall not contain, with respect to such person or the distribution of such Stock, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         5. Expenses. All expenses incident to FTNC's performance of or compliance with this Agreement will be borne by FTNC, including, without limitation: all Commission and any National Association of Securities Dealers, Inc. registration and filing fees and expenses; fees and expenses of compliance with securities and Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with Blue Sky qualifications of the Stock and the preparation of legal investment surveys, if any) and listing on any national securities exchange or exchanges on which listing may be sought, document and security, certificate preparation and printing expenses, messenger and delivery expenses; fees and expenses of any transfer agent; internal expenses (including, without limitation, all salaries and expenses of FTNC's officers and employees performing legal or accounting duties); fees and disbursements of counsel and independent certified public accountants of FTNC collectively, the "expenses"). Notwithstanding the foregoing, the Selling Shareholders shall pay all underwriting discounts and commissions attributable to the sale of Stock and the fees and disbursements of any counsel or other advisors or experts retained by any Selling Shareholder or any underwriters; provided, that in the case of any underwritten offering, the underwriters shall be represented by a firm of counsel reasonably acceptable to FTNC.

         6.      Indemnification.

                 (a) Indemnification by FTNC. FTNC shall, and it hereby agrees to, indemnify and hold harmless each Selling Shareholder and each of their directors and officers, and each other person, if any, which controls any such person within the meaning of the Securities Act, and each person who participates as an underwriter in the offering or sale of Stock, each affiliate, officer, director or partner of such underwriter, and each other person, if any, which controls any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected (including legal fees) with the consent of FTNC) to which such Selling Shareholder, such director,





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
officer or controlling person thereof, such underwriter, such officer, director or partner of such underwriter, or such controlling person thereof may become subject under the Securities Act, the common law or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary,final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and FTNC shall reimburse each Selling Shareholder, such director, officer or controlling person thereof; such underwriter, such affiliate, officer, director or partner of such underwriter, and such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that FTNC shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to FTNC by such person; and provided, further, that FTNC shall not be liable to any such person under the indemnity agreement in this Section 6(a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such person results from the fact that shares of Stock were sold to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if FTNC has previously furnished copies thereof to such Selling Seller or such underwriter in compliance with Section 4(g) of this Agreement.

                 (b) Indemnification by Sellers. Each Selling Shareholder and each underwriter, if any, shall, and each Shareholder hereby agrees to and each Selling Shareholder and each underwriter, by acting in such capacity shall be deemed to agree to, hold harmless FTNC, each director, officer of FTNC and each other person, if any, who controls FTNC within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses including fees of counsel and any amounts paid in settlement effected with the consent of such holder) to which FTNC, such director or officer or controlling person may become subject under the Securities Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or (i) are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in the Registration Statement, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon





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
and in conformity with written information furnished to FTNC by any Shareholder or such underwriter or (ii) results from the fact that shares of Stock were sold to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if FTNC has previously furnished copies thereof to such Selling Seller or such underwriter in compliance with Section 4(g) of this Agreement.

                 (c) Notices of Claims. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligation under Section 6(a) or 6(b) hereof. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. No indemnifying party shall consent to entry of any judgement or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 6. No idemnified party shall consent to entry of any judgement or enter into any settlement of any action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                 (d) Contribution. If for any reason the indemnification provided for in Section 6(a) or Section 6 (b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses specifically covered by the indemnification provisions set forth in Section 6(a) or Section 6 (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7.      Underwritten Offerings.

                 (a) Selection of Underwriters. If any of the Stock covered by the Registration Statement pursuant to Section 2 of this Agreement are to be sold pursuant to an underwritten Offering, the managing underwriter or underwriters thereof shall be designated by the Selling Shareholders selling under the Registration Statement, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to FTNC.

                 (b) Underwriting Agreement. The Registration Statement shall include, as an exhibit thereto, a form of underwriting agreement, containing representations, warranties, covenants and conditions in form and substance customary for secondary distributions of the type contemplated hereby. In the case of any underwritten Offering, FTNC, Sellers and the managing underwriter or underwriters shall become parties to an agreement or agreements substantially in the form of such underwriting agreement.

         8.      Maximum Number of Offerings.

                 (a) Except as provided in this Section 8, the Shareholders shall be entitled to no more than a total of five (5) Offerings.

                 (b) If a Blackout Notice is given before (i) all the Stock subject to the Offering has been sold during the Offering Period, and
(ii) sixteen (16) days of the subject Offering Period have expired, the discontinued Offering shall not be deemed to be an Offering for purposes of this Agreement.

         9. Confidentially. All information furnished by FTNC to the Selling Shareholders regarding a Blackout Period, including the Blackout Notice, shall be kept confidential and the Selling Shareholders shall cause such information to be kept confidential.

         10.     Miscellaneous.

                 (a) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by courier or by telecopy, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

                                           If to FTNC:      Harry A. Johnson, III
                                           Executive Vice President and General Counsel
                                           First Tennessee National Corporation
                                           165 Madison Avenue
                                           Memphis, TN 38103

                 Copy to:                  Heiskell, Donelson, Bearman, Adams,
                                             Williams & Caldwell
                                           2000 First Tennessee Building
                                           165 Madison Avenue
                                           Memphis, TN 38103
                                           Attention:  Charles T. Tuggle, Jr.

                 If to
                 Shareholders:             Continental Illinois Venture Corporation
                                           231 South LaSalle Street
                                           Chicago, Illinois 60697
                                           Attention:  Daniel G. Helle

                 Copy to:                  Kirkland & Ellis
                                           1999 Broadway, Suite 4000
                                           Denver, CO 80202
                                           Attention:  John P. Fitzgerald

                 (b) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and any underwriters acting hereunder in connection with an underwritten Offering, and their respective successors.

                 (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE, WITHOUT GIVING EFFECTS TO CONFLICT OF LAWS PRINCIPLES.

                 (d) Headings. The descriptive headings of the several Sections and paragraphs of this Agreements are for convenience of reference only, and do not constitute a part of and shall not be deemed to limit or affect in any way any of the provisions of this Agreement.

                 (e) Entire Agreement; Amendments. This Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by FTNC and Sellers.

                 (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        *  *  *  *  *  *  *  *  *  *  *





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
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.


                                    FIRST TENNESSEE NATIONAL
                                    CORPORATION


                                    By:/s/ Elbert L. Thomas, Jr.
                                       ----------------------------
                                    Name:  Elbert L. Thomas, Jr.
                                         --------------------------
                                    Title: Senior Vice President
                                          -------------------------

                                    SHAREHOLDERS:

                                    CONTINENTAL ILLINOIS VENTURE
                                    CORPORATION


                                    By:/s/ Daniel G. Helle
                                       -----------------------------
                                    Name:  Daniel G. Helle
                                         --------------------------
                                    Title: Managing Director
                                          -------------------------



                                    /s/ John R. Willis
                                    --------------------------------
                                    JOHN R. WILLIS

                                    /s/ Avy H. Stein
                                    --------------------------------
                                    AVY H. STEIN

                                    /s/ Daniel G. Helle
                                    ------------------------------
                                    DANIEL G. HELLE

                                    /s/ Marcus D. Wedner
                                    ------------------------------
                                    MARCUS D. WEDNER

                                    /s/ Harrison I. Steans
                                   ------------------------------
                                    HARRISON I. STEANS

                                    /s/ Jennifer W. Steans
                                    ------------------------------
                                    JENNIFER W. STEANS

                                    /s/ Robin M. Steans
                                    ------------------------------
                                    ROBIN M. STEANS

                                          /s/ Heather A. Steans
                                          -------------------------
                                          HEATHER A. STEANS


                                          /s/ GEORGE P. BAUER
                                          ------------------------
                                          GEORGE P. BAUER


                                          K&E PARTNERS


                                          By: /s/ Jack S. Levin
                                              ---------------------
                                          Name:JACK S. LEVIN
                                               -------------------
                                          Title: Partner
                                                ------------------



                                          J-WAR, LTD.,
                                          a Texas limited partnership


                                          By: /s/ James B. Witherow
                                             ----------------------
                                          Name:
                                                -------------------
                                          Title:
                                                ------------------



                                          TLT, LTD.,
                                          a Texas limited partnership

                                          By: /s/ T. J. Wageman
                                              ----------------------
                                          Name:  T. J. WAGEMAN
                                                --------------------
                                          Title:  Managing General Partner
                                                 -------------------